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                                                                    EXHIBIT 99-1



                        FEDERAL RESERVE BANK OF ATLANTA

                               December 22, 2000




Mr. Reginald D. Gilbert
President and Chief Executive Officer
Heritage Financial Holding Corporation
211 Lee Street, N.E.
Decatur, Alabama  35601

Dear Mr. Gilbert:

         This is to acknowledge receipt of your letter, dated December 4, 2000, conveying your decision to withdraw the Financial Holding Company ("FHC") status of Heritage Financial Holding Corporation, Decatur, Alabama ("Corporation").

         Corporation's termination of its FHC status is considered effective immediately. Any activities engaged in (directly or indirectly) by Corporation under section 4(k) of the Bank Holding Company Act ("BHC Act"),(1) must be terminated immediately. All nonbanking activities conducted by Corporation must comply with section 4(c) of the BHC Act.(2)

         Should you have any questions regarding this matter, please contact Rob Moran of our staff at (404) 614-7153.


                                                      Very truly yours,

                                                      /s/ Huston McKinney
                                                      ------------------------
                                                      Huston McKinney

cc: Board of Governors

---------------
(1)  12 U.S.C. ss.1843(k).
(2)  12 U.S.C. ss.1843(c).



      104 MARIETTA STREET, N.W. ATLANTA, GEORGIA  30303-2713  404/589-7221